AMENDMENT NO. 1

TO

SHARE EXCHANGE AGREEMENT

THIS AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT (this “Amendment”), dated as of November 13, 2018, is by and among DD’s Deluxe Rod Holder Inc., a Nevada corporation (“DDLX”), GOLDEN SUNSET GROUP LIMITED, a Seychelles International Business Company (“Golden Sunset”), and the shareholders of Golden Sunset identified on the signature page hereto (each, a “Shareholder” and together the “Shareholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.” All capitalized terms not otherwise defined herein shall have the meanings ascribed to the same in the Exchange Agreement (as hereinafter defined).

BACKGROUND

The Parties entered into a Share Exchange Agreement on June 15, 2018 (the “Exchange Agreement”), pursuant to which the Shareholders agreed to transfer all of the shares of Golden Sunset held by them, constituting all of the issued and outstanding stock of Golden Sunset, in exchange for an aggregate of 230,000,000 shares of DDLX’s common stock. The Parties have discovered a typo in Annex A to the Exchange Agreement, which incorrectly stated the number of shares of common stock of DDLX that each Shareholder shall receive. Accordingly, the Parties desire to amend the Exchange Agreement to correct the error.

AgreemenT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to the Exchange Agreement

Annex A to the Exchange Agreement is hereby deleted in its entirety and is hereby replaced with Annex A set forth below. All references to “Annex A” in the Exchange Agreement shall be deemed to refer to Annex A included in this Amendment.

ANNEX A

Schedule of Shares Exchanged

Name Shareholder	Address	Number of Golden Sunset Ordinary Shares	Number of Shares of Common Stock to be Received
Jun Quan	Room 36B2, Nuode Center, 1006 Fuzhong 3rd Road, Futian District, Shenzhen, Guangdong Province, 518000, China	24,000,000	12,000,000
Yingsheng Holdings Limited	Room 194, Caohou Street, Shigu Area, Heng Yang City, Hunan Province, China.	216,000,000	108,000,000
Gunda Holdings Limited	Room 202, No.79, Hengqi Road, Zhengxiang Area, Heng Yang City, Hunan Province, China.	220,000,000	110,000,000
TOTALS		460,000,000	230,000,000

2. Binding Obligation. This Amendment when duly executed and delivered by the Parties will constitute the valid and binding obligations of each of them.

3. Other Terms Unmodified. Except as expressly modified hereby, the Exchange Agreement remains unmodified, in full force and effect, and is hereby ratified and confirmed by each of the Parties hereto and thereto.

4. Heirs, Successors and Assigns. Except as herein otherwise specifically provided, this Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, successors and assigns.

5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

DD’s Deluxe Rod Holder Inc.

By:	/s/ Ling Liu
Name:	Ling Liu
Title:	President

GOLDEN SUNSET GROUP LIMTED

By:	/s Jun Quan
Name:	Jun Quan
Title:	Director

SHAREHOLDERS:

FOR INDIVIDUALS:		FOR ENTITIES:		FOR ENTITIES:

Jun Quan		Yingsheng Holdings Limited		Gunda Holdings Limited
Print Name		Print Name of Entity		Print Name of Entity

/s/ Jun Quan	By:	/s/ Jun Quan	By:	/s/ Xianggui Zhu
Signature		Signature of Authorized Signatory		Signature of Authorized Signatory

		Jun Quan		Xianggui Zhu
		Print Name of Authorized Signatory		Print Name of Authorized Signatory

		Director		Director
		Print Title of Authorized Signatory		Print Title of Authorized Signatory